Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Heartland Bancshares, Inc. of our report dated March 3, 2004 on the consolidated financial statements of Heartland Bancshares, Inc. included in its Annual Report on Form 10-KSB for the year ended December 31, 2003.

Indianapolis, Indiana April 9, 2004	/s/ Crowe Chizek and Company LLC Crowe Chizek and Company LLC